Exhibit 5.1

November 18, 2022

Enfusion, Inc.

125 South Clark Street

Suite 750

Chicago, Illinois 60603

Re:Securities Being Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by (x) Enfusion, Inc., a Delaware corporation (the “Company”), of up to $150,000,000 of any combination of (i) Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), (iv) depositary shares representing Preferred Stock (“Depositary Shares”), which may be evidenced by depositary receipts, issued against deposit of shares of Preferred Stock pursuant to a deposit agreement entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (v) warrants to purchase Class A  Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Units (as defined below) (“Warrants”), (vi)  units comprised of Class A Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Stock Purchase Contracts (as defined below), Warrants and other securities in any combination (“Units”), and (vii) purchase contracts of the Company, obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders Class A Common Stock, Preferred Stock, Depositary Shares or other securities at a future date or dates (“Stock Purchase Contracts”) and (y) the selling stockholders listed in the Registration Statement under “Selling Securityholders” (the “Selling Stockholders”) of up to 21,522,009 shares of Class A Common Stock (the “Selling Stockholder Shares”).  The Class A Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Units and Stock Purchase Contracts are sometimes referred to collectively herein as the “Securities.”  Securities may be issued in an unspecified number (with respect to Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Stock Purchase Contracts) or in an unspecified principal amount (with respect to Debt Securities).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Enfusion, Inc.

November 18, 2022

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Delaware General Corporation Law and the law of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Debt Securities, Depositary Shares, Warrants and Units and Purchase Contract Agreements, and the indentures, warrant agreements, unit agreements, deposit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Class A Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit or Stock Purchase Contract), as the case may be, then outstanding, will not exceed the total number of authorized shares of Class A Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

●	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Class A Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;
●	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law;
●	with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or

Enfusion, Inc.

November 18, 2022

supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law;
●	with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Charter and applicable law, and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares, if applicable, in accordance with the deposit agreement and applicable law; and
●	with respect to Warrants, Units or Stock Purchase Contracts, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.Upon the Future Authorization and Issuance of shares of Class A Common Stock, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.
2.Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.
4.Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.
5.Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.
6.Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.
7.Upon the Future Authorization and Issuance of Stock Purchase Contracts, such Stock Purchase Contracts will be valid and binding obligations of the Company.

Enfusion, Inc.

November 18, 2022

8.The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP